Exhibit 10.7

FORM OF

PQ GROUP HOLDINGS INC.

STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT (this “Award Agreement”) is made effective as of              (the “Date of Grant”) by and between PQ Group Holdings Inc., a Delaware corporation (the “Company”), and              (the “Participant”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the PQ Group Holdings Inc. Stock Incentive Plan (formerly known as the Second Amended and Restated PQ Holdings Inc. Stock Incentive Plan; the “Plan”); provided that, if the Participant is party to an employment agreement with the Company or any of its Subsidiaries that is then in effect, the terms “Disability”, “Retirement” or “Cause” shall, if defined in such employment agreement, have the meanings ascribed to such terms in such employment agreement).

R E C I T A L S:

WHEREAS, the Participant is an employee of the Company or one of its Subsidiaries; and

WHEREAS, the Board has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions set forth in the Plan and this Award Agreement, all or any part of an aggregate of              Shares at an option price of $         per Share (the “Option Price”), which is the per Share Fair Market Value on the Date of Grant.                  (        ) shares of the Option shall be subject to time-based vesting criteria (the “Time Option”), and              (            ) shares of the Option shall be subject to performance-based vesting criteria (the “Performance Option”). The Time Option and the Performance Option are referred to collectively as the “Option.” The Option is intended to be a Nonqualified Stock Option.

2. Vesting. The portion of the Option that has become vested is hereinafter referred to as the “Vested Portion.” Subject to the terms set forth in the Plan and this Award Agreement, the Option shall vest as follows:

a. Time Option.

i. General.                     .

b. Performance Option.                     .

3. Forfeiture; Expiration.

a. Termination of Employment.

i. Except as otherwise provided in Section 3(a)(iv) below, in the event that the Participant’s employment is terminated for any reason, any unvested portion of the Option shall immediately terminate and be forfeited effective as of the Termination Date.

ii. In the event that the Participant’s employment is terminated for Cause or the Participant has breached any Restrictive Covenant Obligation, the Vested Portion shall immediately terminate and be forfeited effective as of the Termination Date or the Discovery Date (as defined below), as applicable.

iii. In the event that the Participant’s employment is terminated by the Company for any reason other than for Cause or the Participant resigns for any reason, the Vested Portion shall terminate and be forfeited on the earlier of (A) the Expiration Date and (B) six months following the Termination Date.

iv. In the event that the Participant’s employment is terminated due to death, Disability, Retirement, or by the Company without Cause, the Performance Option shall vest if the CCMP Investors shall have received Proceeds resulting in an MOI of at least          on or before the              month anniversary of the Participant’s Termination Date. The Performance Option that remains unvested at the end of such six month period shall immediately terminate and be forfeited.

b. Expiration of Option Term. Any unexercised portion of the Option shall expire upon the tenth (10th) anniversary of the Date of Grant (the “Expiration Date”).

4. Period of Exercise. Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion at any time prior to the earliest to occur of:

a. the Termination Date, if the Participant’s employment with the Company or a Subsidiary is terminated by the employer for Cause;

b. the date that occurs six months following the Termination Date upon a (i) termination of employment by the Company or a Subsidiary for any reason other than for Cause or (ii) resignation of employment by the Participant for any reason; and

c. the Expiration Date.

5. Exercise Procedures.

a. Notice of Exercise. Subject to Section 4 hereof, the Vested Portion may be exercised by delivering to the Company at its principal office written notice of intent to so exercise in the form attached hereto as Exhibit A (such notice, a “Notice of Exercise”). Such Notice of Exercise shall be accompanied by payment in full of the aggregate Option Price for the Shares to be exercised. In the event that the Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Board) of the representative’s right to exercise the Option. The aggregate Option Price for the Shares to be exercised may be paid (i) in cash or its equivalent (e.g., by cashier’s check); (ii) to the extent permitted by the Board, in its sole discretion, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Board; (iii) partly in cash and, to the extent permitted by the Board in its sole discretion, partly in such Shares (as described in (ii) above); (iv) to the extent permitted by the Board, in its sole discretion, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the aggregate Option Price; or (v) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Board, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. In the event of the Participant’s death, the Vested Portion shall be exercisable by the trustee of any family trust or estate planning entity to which the Option has been transferred, by the executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution, as the case may be. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions of this Award Agreement and the Plan.

b. Stockholder Rights. Except as otherwise provided in this Agreement, neither the Participant nor the Participant’s representative shall have any rights to dividends, voting rights or other rights of a stockholder with respect to Shares subject to the Option until (i) the Participant has delivered to the Company a Notice of Exercise for the Option, (ii) the Participant has paid the Option Price for such Shares, (iii) such Shares have been issued, (iv) the Participant has executed a joinder to or has otherwise become a party to the Stockholders’ Agreement and (v) the Participant has executed such other agreements or certificates that the Board reasonably determines are necessary to comply with applicable securities laws and other applicable laws.

6. Repurchase Right on Termination of Service Prior to a Public Offering.

a. Rights of the Company. Upon the Participant’s termination of employment for any reason prior to a Public Offering, or, if the Participant breaches any Restrictive Covenant Obligation, the Company may elect to purchase all or a portion of the Shares acquired pursuant to the exercise of an Option by written notice to the Participant delivered on or before the later of the six-month anniversary of the Termination Date or the six-month anniversary of the day the Company discovers (the “Discovery Date”) that the Participant has breached any Restrictive Covenant Obligation, as applicable.

b. Purchase Price. The purchase price per Share pursuant to this Section 6 upon a termination of employment for death, Disability, Retirement or by the Company without Cause shall equal the Fair Market Value as of the date of termination. The purchase price per Share upon a termination of employment for any other reason or in the event the Participant has breached a Restrictive Covenant Obligation shall equal the lesser of (i) the Fair Market Value of such Share as of the Termination Date and (ii) the Option Price. The purchase price per Share payable pursuant to this Section 6(b) shall be the “Purchase Price.”

c. Closing of Purchase; Payment of Purchase Price. Subject to Section 6(e), the closing of a purchase pursuant to this Section 6 shall take place at the principal office of the Company no later than the date that is 30 days after the six-month anniversary of the Termination Date or Discovery Date, as applicable. At the closing, (i) the Company shall, subject to Section 6(d), pay the Purchase Price to the Participant (or the Participant’s estate) and (ii) the Participant (or the Participant’s estate) shall deliver to the Company such certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Participant (or the Participant’s estate) or directing that the Shares be so transferred to the purchaser thereof, as the Company may reasonably require. If the Closing of the purchase occurs prior to the Discovery Date, the Participant shall, within 30 days of notice from the Company of the breach of the Restrictive Covenant Obligation, pay the Company the excess, if any, of the repurchase price paid over the lower price payable due to the breach of Restrictive Covenant Obligation.

d. Application of the Purchase Price to Certain Loans or Other Obligations. The Company shall be entitled to apply any amounts otherwise payable pursuant to this Section 6 to discharge any indebtedness for borrowed money of the Participant to the Company or any of its Subsidiaries or such indebtedness of the Participant that is guaranteed by the Company or any of its Subsidiaries.

e. Certain Restrictions on Repurchases; Delay of Repurchase. Notwithstanding any other provision of this Award Agreement, the Company shall not be permitted or obligated to make any payment with respect to a repurchase of any Shares from the Participant if (i) such repurchase (or the payment of a dividend by a Subsidiary to the Company to fund such repurchase) would result in a violation of the terms or provisions of, or result in a default or an event of default under any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time (the “Financing Agreements”), (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation of the Company or (iii) the Company has no funds legally available to make such payment under the General Corporation Law of the State of Delaware. If a repurchase by the Company otherwise permitted under this Section 6 is prevented by the terms of the preceding sentence: (i) the purchase and payment of the applicable Purchase Price shall be postponed and will take place at the first opportunity thereafter when the Company has funds legally available to make such payment and when such payment will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of the Company, (ii) such repurchase obligation shall rank against other similar repurchase obligations with respect to shares of Common Stock according to priority in time of the termination date giving rise to such repurchase (provided that any repurchase commitment arising from a termination of employment because of Disability or death shall have priority over any other repurchase obligation) and (iii) the Purchase Price (except in the case of a termination for Cause or following the Participant’s breaching a Restrictive Covenant Obligation) shall be increased by an amount equal to interest on such Purchase Price for the period during which payment is delayed at the Applicable Federal Rate.

f. Right to Retain Shares. If the option of the Company to purchase the Shares pursuant to Section 6 is not exercised with respect to all of the Shares, the Participant shall be entitled to retain the remaining Shares, although those Shares shall remain subject to all of the other provisions of this Agreement and the Stockholders Agreement.

7. No Right to Continued Service. The granting of the Option shall impose no obligation on the Company or any Subsidiary to continue the employment of the Participant and shall not lessen or affect any right that the Company or any Subsidiary may have to terminate the employment of the Participant.

8. Withholding. The Company shall have the power and the right to deduct or withhold automatically from any payment or Shares deliverable under this Award Agreement, or to require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement. The Participant may elect, subject to the approval of the Board, in its sole discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value equal to the minimum statutory total tax that could be imposed in connection with any such taxable event.

9. Transferability. Unless otherwise determined by the Board, the Participant shall not be permitted to transfer or assign the Option except in the event of death (subject to the applicable laws of descent and distribution).

10. Restrictive Covenant Obligation. The Participant agrees and acknowledges that each Restrictive Covenant Obligation has been made in consideration of: (a) the Option granted herein; (b) the Participant’s ongoing employment by the Company or a Subsidiary; (c) the importance of protecting the confidential information of the Company, its Subsidiaries and its Affiliates and their other legitimate interests, including without limitation the valuable confidential information and goodwill that they have developed or acquired; (d) the Participant being granted access to trade secrets and other confidential information of the Company, its Subsidiaries and its Affiliates; and (e) other good and valuable consideration.

11. Definitions. For purposes of this Award Agreement:

a. “CCMP Investors” means CCMP Capital Investors III, L.P., a Delaware limited partnership, CCMP Capital Investors III (Employee), L.P., a Delaware limited partnership, Quartz Co-invest L.P., a Delaware limited partnership, CCMP Capital Investors III (AV-7), L.P., a Delaware limited partnership, CCMP Capital Investors III (AV-8), L.P., a Delaware limited partnership, CCMP Capital Investors III AV-9, L.P., a Delaware limited partnership and CCMP Capital Investors III AV-10, L.P., a Delaware limited partnership, together with their respective permitted transferees and controlled affiliates.

b. “CCMP Exit Event” means an event (e.g. a disposition) resulting in the CCMP Investors no longer holding any CCMP Investors Securities or non-cash property received in respect of CCMP Investors Securities.

c. “CCMP Investors Securities” means the equity securities of the Company or any of its subsidiaries acquired by the CCMP Investors from time to time.

d. “Liquidity Threshold Price” means, at any time, the lowest average closing trading price for Shares over any consecutive ten (10) day trading period that, when multiplied by the number of the CCMP Investors Securities then held by the CCMP Investors and then added to the Proceeds received by the CCMP Investors prior to the start of such period, would yield an MOI that is greater than or equal to            .

e. “Measurement Date” means any date upon which Proceeds are received by the CCMP Investors.

f. “MOI” means, as of the Measurement Date, the quotient obtained by dividing (i) the sum of Proceeds received on such Measurement Date and all prior Measurement Dates, by (ii) the Principal Investment.

g. “Principal Investment” means the sum, without duplication, of: (i) the aggregate consideration paid by the CCMP Investors to acquire the CCMP Investors Securities, plus (ii) the amount of cash and the value (as determined by the Board in good faith) of any property contributed by the CCMP Investors to the Company, contributed from time to time.

h. “Proceeds” means, without duplication, all pre-tax: (i) cash proceeds actually received by the CCMP Investors from the disposition of the CCMP Investors Securities; (ii) cash dividends and other cash distributions actually received by the CCMP Investors in respect of the CCMP Investors Securities; and (iii) cash proceeds actually received by the CCMP Investors from the disposition of any non-cash proceeds (including non-cash dividends or other non-cash distributions) received in exchange for or in respect of the CCMP Investors Securities, provided, that, for the avoidance of doubt, in determining the amount of Proceeds paid to the CCMP Investors in respect of the CCMP Investors Securities, such amount shall exclude any Sponsor Fees paid by the Company or any of its Subsidiaries to the CCMP Investors or any of their affiliates, as applicable. For the avoidance of doubt, except as provided in Section 2(b), any property other than cash (including marketable securities) that the CCMP Investors receive or retain in connection with a Change in Control or otherwise shall not be treated as Proceeds received by the CCMP Investors, however, cash received by the CCMP Investors from the disposition of such property, if any, shall be treated as Proceeds if and when such cash actually is received by the CCMP Investors.

i. “Restrictive Covenant Obligation” means each of the restrictive covenants set forth Exhibit B hereto and other any noncompetition, nonsolicitation, confidentiality, intellectual property assignment or other similar covenants, agreements or obligations contained in any written agreement between the Participant and the Company or any of its Subsidiaries.

j. “Shares” means the shares of Class A Common Stock of the Company purchased by Participant pursuant to this Award Agreement.

k. “Termination Date” means the last day of active employment and does not include any period of non-working notice or any period for which pay in lieu of notice, termination pay, severance pay or any other monies in relation to the cessation of employment are paid.

12. Reserved.

13. Option Subject to Plan. By entering into this Award Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the terms and conditions of the Plan. Notwithstanding the foregoing, in the event of a conflict between any term hereof and a term of the Plan, the applicable term of this Award Agreement shall govern and prevail.

14. Stockholders’ Agreement; Conditions and Restrictions on Shares. Shares received upon the exercise of the Option shall be subject to all of the terms and conditions of the Stockholders’ Agreement, including all transfer restrictions set forth in Article 2 thereof. The Option may not be exercised prior to the Participant’s execution of a joinder to the Stockholders’ Agreement if the Participant is not a party to the Stockholders’ Agreement prior to any such exercise. The certificates for Shares may include any legend that the Board deems appropriate to reflect any conditions and restrictions applicable to such Shares.

15. Choice of Law. This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

16. Consent to Jurisdiction. The Company and the Participant, by their execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof and agree that a final judgment in any such claim or action shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable law; (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that they are not subject personally to the jurisdiction of the above-named courts, that their property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Award Agreement or the subject matter hereof may not be enforced in or by such court; and (c) hereby agree not to commence any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof other than before the above-named courts or to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. The Company and the Participant hereby consent to service of process in any such proceeding and agree that service of process by registered or certified mail, return receipt requested, at the address specified pursuant to Section 19, is reasonably calculated to give actual notice.

17. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY

WAIVES AND COVENANTS THAT HE, SHE OR IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AWARD AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 17 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH HE, SHE OR IT IS RELYING AND SHALL RELY UPON IN ENTERING INTO THIS AWARD AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF HIS, HER OR ITS RIGHT TO TRIAL BY JURY.

18. Shares Not Registered. Shares shall not be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. Except as otherwise provided in the Stockholders’ Agreement, the Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares, and accordingly, any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.

19. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery or (b) upon delivery after deposit with Federal Express or similar overnight courier service. A notice shall be addressed to the Company at its principal executive office, attention General Counsel, and to the Participant at the address that he/she most recently provided to the Company.

20. Entire Agreement. This Award Agreement, including the exhibits attached hereto, the Plan and the Stockholders’ Agreement constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof.

21. Amendment; Waiver. No amendment or modification of any term of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

22. Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

23. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first written above.

PQ GROUP HOLDINGS INC.

By:

Name:
Title:

PARTICIPANT

Name:

BY SIGNING THIS AGREEMENT, PARTICIPANT AGREES TO BE BOUND BY THE RESTRICTIVE COVENANTS SET FORTH IN EXHIBIT B.

[Signature Page to Nonqualified Stock Option Award Agreement]

EXHIBIT A

NOTICE OF EXERCISE

PQ Group Holdings Inc.
300 Lindenwood Drive Valleybrooke Corporate Center Malvern, PA 19355 Attention: General Counsel	Date of Exercise:

Ladies & Gentlemen:

1. Exercise of Option. This constitutes notice to PQ Group Holdings Inc. (the “Company”) that pursuant to my Nonqualified Stock Option Award Agreement, dated              (the “Award Agreement”), I elect to purchase the number of Shares set forth below for the price set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Award Agreement. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the Option exercised by this notice and have full power and authority to exercise the same.

Number of Shares as to which Option is exercised (“Optioned Shares”):

Shares to be issued in name of:

Date of Grant:

Total exercise price:

2. Delivery of Payment. With this notice, I hereby deliver to the Company the full exercise price of the Optioned Shares and any and all withholding taxes due in connection with the exercise of my Option, or I have otherwise satisfied such requirements.

3. Rights as Stockholder. While the Company shall endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the Optioned Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and my satisfaction of any other conditions imposed by the Board pursuant to the Plan or as set forth in the Award Agreement, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares, notwithstanding the exercise of my Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.

4. Interpretation. Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Board. The resolution of such a dispute by the Board shall be final and binding on all parties.

1

5. Entire Agreement. The Plan and the Award Agreement under which the Optioned Shares were granted are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

Very truly yours,

Signature:

Name:

Social Security Number:

2

EXHIBIT B

RESTRICTIVE COVENANTS

1.	Confidentiality. The Participant shall not, at any time whether during or after the Participant’s period of employment with the Company or one of its Subsidiaries, without the prior written consent of the Company in each instance or as otherwise may be required by law or legal process, disclose to any Person any confidential information of the Company or one of its Subsidiaries, or utilize such confidential information for the Participant’s own benefit, or for the benefit of any third party (other than the Company and its Subsidiaries). The Participant will take all reasonable steps necessary, or reasonably requested by the Company and its Subsidiaries, to ensure that all such information is kept confidential for the sole use and benefit of the Company and its Subsidiaries.

2.	Non-Compete. During or after the Participant’s period of employment with the Company or one of its Subsidiaries, the Participant shall not, directly or indirectly, engage or act as an executive, employee, employer, consultant, agent, principal, partner, stockholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity for a competitor of the Company or one of its Subsidiaries or Affiliates or on behalf of any such competitor solicit any Person that was at the time of such termination and remains a customer or prospective customer or a supplier or prospective supplier of the Company or any of its Subsidiaries, provided, however, that Participant may be a stockholder in a mutual fund or a diversified investment company or a passive stockholder of not more than one percent (1%) of the outstanding stock of any class of a corporation that has a publicly traded class of equity securities.

3.	Non-Solicit. During or after the Participant’s period of employment with the Company or one of its Subsidiaries, the Participant shall not (x) solicit, entice, persuade or induce, directly or indirectly, any employee of any of the Company and its Subsidiaries (or any person who within the preceding one-hundred eighty (180) days was an employee of, any of the Company and its Subsidiaries) to (i) terminate such employee’s employment with the Company and its Subsidiaries, (ii) refrain from extending or renewing the same (upon the same or new terms) at the expiration of such party’s applicable employment term, (iii) refrain from rendering services to or for the Company and its Subsidiaries, (iv) become employed by or enter into a consulting or management relationship with any Persons other than the Company and its Subsidiaries, (v) enter into any other contractual relationship with any Persons other than the Company and its Subsidiaries that would materially or be reasonably likely to materially harm the business of the Company and its Subsidiaries, or (vi) enter into a relationship with a Competitor or (y) hire, or cause the hiring of, any such employee for any position other than with an Affiliate of the Company provided, however, nothing shall prevent Participant from engaging in general solicitations of employment not specifically directed at such Persons provided that any hiring of such Persons shall not occur as a result thereof.